UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2011

TANDY BRANDS ACCESSORIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18927	75-2349915
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3631 West Davis, Suite A Dallas, Texas	75211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 519-5200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                    Compensatory Arrangements of Certain Officers.

On January 3, 2011, Tandy Brands Accessories, Inc. (the “Company”) announced that M.C. (Craig) Mackey had resigned as Chief Financial Officer of the Company, effective as of January 3, 2011. The Company has entered into a Separation Agreement and Release of Claims with Mr. Mackey, effective January 14, 2011 (the “Agreement”). Pursuant to the Agreement, the Company will pay Mr. Mackey severance in an amount consistent with the Company’s established severance guidelines. In exchange for the foregoing separation benefit, Mr. Mackey agreed to waive and release any and all claims that he may have against the Company and agreed to other standard terms, including confidentiality, non-disparagement and non-solicitation of employees, among other provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY BRANDS ACCESSORIES, INC.

Date: January 21, 2011	By:	/s/ N. Roderick McGeachy, III
N. Roderick McGeachy, III Chief Executive Officer

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